Exhibit 99.1

4Q 2024

SmartFinancial Announces Results for the Fourth Quarter 2024

KNOXVILLE, TN – January 21, 2025 - SmartFinancial, Inc. ("SmartFinancial" or the "Company"; NYSE: SMBK), today announced net income of $9.6 million, or $0.57 per diluted common share, for the fourth quarter of 2024, compared to net income of $6.2 million, or $0.37 per diluted common share, for the fourth quarter of 2023, and compared to prior quarter net income of $9.1 million, or $0.54 per diluted common share.  Operating earnings1, which excludes non-recurring income, net of tax adjustments, totaled $9.6 million, or $0.57 per diluted common share, in the fourth quarter of 2024, compared to $6.9 million, or $0.41 per diluted common share, in the fourth quarter of 2023, and compared to $9.1 million, or $0.54 per diluted common share, in the third quarter of 2024.

Highlights for the Fourth Quarter of 2024

●	Operating earnings[1] of $9.6 million, or $0.57 per diluted common share
●	Net organic loan and lease growth of $189 million with 20% annualized quarter-over-quarter increase
●	Quarter-over-quarter net tax equivalent interest margin expansion of 13 basis points to 3.24%
●	Credit quality remains solid with nonperforming assets to total assets of 0.19%

Billy Carroll, President & CEO, stated: "As we closed 2023, I noted the strong positioning of our Company and expressed my optimism for the year ahead. Now, reflecting on 2024, it’s clear that this optimism was justified. Highlighted by 13% year-over-year loan and lease growth, a fourth quarter net interest margin of 3.24%, 38 basis points higher than the fourth quarter of 2023, continued profitability improvement and numerous operational achievements, 2024 was a notable year. As we look ahead to 2025, we remain committed and confident in our ability to further enhance profitability and drive value for our shareholders.”

SmartFinancial's Chairman, Miller Welborn, concluded: "2024 was a great year of growth and profitability expansion following an extremely challenging 2023. The Board is pleased with the Company’s 10% annual tangible book value growth and steady return metric enhancement. Equally important is SmartBank’s ongoing commitment to its culture and associates. Our associates continue to make SmartBank a great place to work, which is foundational to our present and future success through 2025 and beyond. Thank you!”

Net Interest Income and Net Interest Margin

Net interest income was $37.8 million for the fourth quarter of 2024, compared to $35.0 million for the prior quarter.  Average earning assets totaled $4.7 billion, an increase of $151.0 million from the prior quarter.  The balances of average earnings assets changed quarter-over-quarter, primarily from an increase in average loans and leases of $195.5 million, offset by a decrease in average interest-earning cash of $33.5 million and securities of $11.1 million.  Average interest-bearing liabilities increased by $162.3 million from the prior quarter, primarily attributable to an increase in average deposits of $207.9 million, offset by a decrease in borrowings of $44.4 million.

The tax equivalent net interest margin was 3.24% for the fourth quarter of 2024, compared to 3.11% for the prior quarter. The tax equivalent net interest margin was positively impacted primarily by the decreased cost of interest-bearing deposits, quarter-over-quarter. The yield on loans and leases, excluding loan fees, on a fully tax equivalent basis (“FTE”) held constant at 5.95% quarter-over-quarter.

The cost of total deposits for the fourth quarter of 2024 was 2.43%, compared to 2.54% in the prior quarter. The cost of interest-bearing liabilities was 3.08% for the fourth quarter, compared to 3.29% in the prior quarter. The cost of average interest-bearing deposits was 3.02% for the fourth quarter of 2024, compared to 3.20% for the prior quarter, a decrease of 18 basis points.

The following table presents selected interest rates and yields for the periods indicated:

1 Non-GAAP measure. See “Non-GAAP Financial Measures” for more information and see the Non-GAAP Reconciliations.

	Three Months Ended
	Dec	Sep	Increase
Selected Interest Rates and Yields	2024	2024	(Decrease)
Yield on loans and leases, excluding loan fees, FTE	5.95%	5.95%	-%
Yield on loans and leases, FTE	6.04%	6.02%	0.02%
Yield on earning assets, FTE	5.64%	5.65%	(0.01)%
Cost of interest-bearing deposits	3.02%	3.20%	(0.18)%
Cost of total deposits	2.43%	2.54%	(0.11)%
Cost of interest-bearing liabilities	3.08%	3.29%	(0.21)%
Net interest margin, FTE	3.24%	3.11%	0.13%

Provision for Credit Losses on Loans and Leases and Credit Quality

At December 31, 2024, the allowance for credit losses was $37.4 million.  The allowance for credit losses to total loans and leases was 0.96% as of December 31, 2024, and September 30, 2024.

The following table presents detailed information related to the provision for credit losses for the periods indicated (dollars in thousands):

	Three Months Ended
	Dec	Sep	Increase
Provision for Credit Losses on Loans and Leases Rollforward	2024	2024	(Decrease)
Beginning balance	$35,609	$34,690	$919
Charge-offs	(214)	(1,426)	1,212
Recoveries	53	72	(19)
Net (charge-offs) recoveries	(161)	(1,354)	1,193
Provision for credit losses (1)	1,975	2,273	(298)
Ending balance	$37,423	$35,609	$1,814

Allowance for credit losses to total loans and leases, gross	0.96%	0.96%	-%

(1)	The current quarter-ended and prior quarter-ended excludes unfunded commitments provision of $160 thousand and $302 thousand, respectively. At December 31, 2024, the unfunded commitment liability totaled $2.5 million.

Nonperforming loans and leases as a percentage of total loans and leases was 0.20% as of December 31, 2024, a decrease of 6 basis points from the 0.26% reported in the third quarter of 2024.  Total nonperforming assets (which include nonaccrual loans and leases, loans and leases past due 90 days or more and still accruing, other real estate owned and other repossessed assets) as a percentage of total assets was 0.19% as of December 31, 2024, and 0.26% as of September 30, 2024.

The following table presents detailed information related to credit quality for the periods indicated (dollars in thousands):

	Three Months Ended
	Dec	Sep	Increase
Credit Quality	2024	2024	(Decrease)
Nonaccrual loans and leases	$7,710	$9,319	$(1,609)
Loans and leases past due 90 days or more and still accruing	162	172	(10)
Total nonperforming loans and leases	7,872	9,491	(1,619)
Other real estate owned	179	179	-
Other repossessed assets	2,037	2,949	(912)
Total nonperforming assets	$10,088	$12,619	$(2,531)

Nonperforming loans and leases to total loans and leases, gross	0.20%	0.26%	(0.06)%
Nonperforming assets to total assets	0.19%	0.26%	(0.07)%

Noninterest Income

Noninterest income decreased $109 thousand for the fourth quarter of 2024, compared to $9.1 million for the prior quarter.  The current quarter decrease was primarily associated with a $499 thousand decrease in investment services from a lower volume of investment activity and offset by a $355 thousand increase in insurance commissions from new policies.

The following table presents detailed information related to noninterest income for the periods indicated (dollars in thousands):

	Three Months Ended
	Dec	Sep	Increase
Noninterest Income	2024	2024	(Decrease)
Service charges on deposit accounts	$1,778	$1,780	$(2)
Mortgage banking income	541	410	131
Investment services	1,382	1,881	(499)
Insurance commissions	1,832	1,477	355
Interchange and debit card transaction fees	1,332	1,349	(17)
Other	2,101	2,242	(141)
Total noninterest income	$9,030	$9,139	$(109)

Noninterest Expense

Noninterest expense increased $1.4 million to $32.3 million for the fourth quarter of 2024 compared to $30.8 million for the prior quarter. The current quarter increase was primarily related to an increase in salaries and employee benefits related to incentive accruals for production performance and an increase in other real estate and loan related expenses due to write downs on repossessed assets at the Company’s equipment leasing subsidiary, offset by a decrease in other related to lower operational cost and lower franchise taxes related to the newly established Real Estate Investment Trust (“REIT”).

The following table presents detailed information related to noninterest expense for the periods indicated (dollars in thousands):

	Three Months Ended
	Dec	Sep	Increase
Noninterest Expense	2024	2024	(Decrease)
Salaries and employee benefits	$19,752	$18,448	$1,304
Occupancy and equipment	3,473	3,423	50
FDIC insurance	825	825	-
Other real estate and loan related expenses	1,241	460	781
Advertising and marketing	397	327	70
Data processing and technology	2,495	2,519	(24)
Professional services	1,017	1,201	(184)
Amortization of intangibles	601	604	(3)
Other	2,490	3,039	(549)
Total noninterest expense	$32,291	$30,846	$1,445

Income Tax Expense

Income tax expense was $2.7 million for the fourth quarter of 2024, an increase of $1.1 million, compared to $1.6 million for the prior quarter.  The increase was due to an increase in pre-tax income compared to the prior quarter and final state income tax adjustments during the quarter related to the Bank’s REIT.  The REIT will create a more tax-effective structure that will result in a lower effective tax rate during future periods by lowering the Bank’s state income tax expense.

Balance Sheet Trends

Total assets at December 31, 2024 were $5.28 billion compared to $4.83 billion at December 31, 2023.  The $446.5 million increase is primarily attributable to increases in loans and leases of $461.9 million, cash and cash equivalents of $35.3 million and bank owned life insurance of $32.5 million, offset by a decrease in securities of $80.7 million.

Total liabilities were $4.78 billion at December 31, 2024, compared to $4.37 billion at December 31, 2023, an increase of $414.9 million.  Total deposits increased $418.6 million, which was driven primarily by increases in money market deposits of $227.1 million, the issuance of brokered deposits of $189.8 million, other time deposits of $104.4 million and noninterest demand deposits of $67.5 million, offset by a decline in interest-bearing demand deposits of $170.2 million. Other liabilities increased $3.7 million, which was offset by a decrease in borrowings of $4.9 million and subordinated debt of $2.4 million.

Shareholders' equity at December 31, 2024, totaled $491.5 million, an increase of $31.6 million, from December 31, 2023.  The increase in shareholders' equity was primarily driven by net income of $36.1 million for the twelve months ended December 31, 2024, and a positive change of $2.2 million in accumulated other comprehensive income, offset by dividends paid of $5.4 million.  Tangible book value per share1 was $22.85 at December 31, 2024, compared to $20.76 at December 31, 2023.  Tangible common equity1 as a percentage of tangible assets1 was 7.48% at December 31, 2024, compared with 7.47% at December 31, 2023.

The following table presents selected balance sheet information for the periods indicated (dollars in thousands):

	Dec	Dec	Increase
Selected Balance Sheet Information	2024	2023	(Decrease)
Total assets	$5,275,904	$4,829,387	$446,517
Total liabilities	4,784,443	4,369,501	414,942
Total equity	491,461	459,886	31,575
Securities	608,987	689,646	(80,659)
Loans and leases	3,906,340	3,444,462	461,878
Deposits	4,686,483	4,267,854	418,629
Borrowings	8,135	13,078	(4,943)

Board of Directors Declares Dividend

On January 16, 2025, the board of directors of SmartFinancial declared a quarterly cash dividend of $0.08 per share of SmartFinancial common stock payable on February 18, 2025, to shareholders of record as of the close of business on January 31, 2025.

Conference Call Information

SmartFinancial issued this earnings release for the fourth quarter of 2024 on Tuesday, January 21, 2025, and will host a conference call on Wednesday, January 22, 2025, at 10:00 a.m. ET.  To access this interactive teleconference, dial (833) 470-1428 or (404) 975-4839 and entering the access code, 994691.  A replay of the conference call will be available through March 23, 2025, by dialing (866) 813-9403 or (929) 458-6194 and entering the access code, 147026.  Conference call materials will be published on the Company’s webpage located at http://www.smartfinancialinc.com/CorporateProfile, at 9:00 a.m. ET prior to the conference call.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007, with branches across Tennessee, Alabama, and Florida.  Recruiting the best people, delivering exceptional client service, strategic branching, and a disciplined approach to lending have contributed to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Source
SmartFinancial, Inc.

Investor Contacts

Billy Carroll	Nathan Strall
President & Chief Executive Officer	Vice President and Director of Strategy & Corporate Development
Email: billy.carroll@smartbank.com	Email: nathan.strall@smartbank.com
Phone: (865) 868-0613	Phone: (865) 868-2604

1 Non-GAAP measure. See “Non-GAAP Financial Measures” for more information and see the Non-GAAP Reconciliation

Non-GAAP Financial Measures

Statements included in this earnings release include measures not recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered Non-GAAP financial measures (“Non-GAAP”) and should be read along with the accompanying tables, which provide a reconciliation of Non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses several Non-GAAP financial measures and ratios derived therefrom in its analysis of the Company's performance, including:

(i)	Operating earnings
(ii)	Operating noninterest income
(iii)	Operating noninterest expense
(iv)	Operating pre-provision net revenue (“PPNR”) earnings
(v)	Tangible common equity
(vi)	Average tangible common equity
(vii)	Tangible book value per common share
(viii)	Tangible assets
(ix)	Operating efficiency ratio

Operating earnings, operating noninterest income, operating noninterest expense and operating PPNR earnings exclude non-operating related income and expense items from net income, noninterest income and noninterest expense, respectively. Tangible common equity and average tangible common equity exclude goodwill and other intangible assets from shareholders' equity and average shareholders' equity, respectively. Tangible book value per common share is tangible common equity divided by common shares outstanding. Tangible assets excludes goodwill and other intangibles from total assets. Operating efficiency ratio is the quotient of operating noninterest expense divided by the sum of net interest income adjusted for taxable equivalent yields plus operating noninterest income.  A detailed reconciliation of these items and the ratios derived therefrom is available in the Non-GAAP reconciliations.

Management believes that Non-GAAP financial measures provide additional useful information that allows investors to evaluate the ongoing performance of the company and provide meaningful comparisons to its peers. Management also believes these Non-GAAP financial measures enhance investors' ability to compare period-to-period financial results and allow investors and company management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.

Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This news release may contain statements that are based on management’s current estimates or expectations of future events or future results, and that may be deemed to constitute forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  These statements are not historical in nature and can generally be identified by such words as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “may,” “estimate,” and similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results of SmartFinancial to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others,

(1)	risks associated with our growth strategy, including a failure to implement our growth plans or an inability to manage our growth effectively;
(2)	claims and litigation arising from our business activities and from the companies we acquire, which may relate to contractual issues, environmental laws, fiduciary responsibility, and other matters;
(3)	general risks related to our merger and acquisition activity, including risks associated with our pursuit of future acquisitions;
(4)	changes in management’s plans for the future;
(5)	prevailing, or changes in, economic or political conditions (including those resulting from the new administration and Congress), particularly in our market areas, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing;
(6)	our ability to anticipate interest rate changes and manage interest rate risk (including the impact of higher interest rates on macroeconomic conditions, competition, and the cost of doing business and the impact of interest rate fluctuations on our financial projections, models and guidance);
(7)	increased technology and cybersecurity risks, including generative artificial intelligence risks;
(8)	credit risk associated with our lending activities;
(9)	changes in loan demand, real estate values, or competition;
(10)	developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance;
(11)	changes in accounting principles, policies, or guidelines;
(12)	changes in applicable laws, rules, or regulations;
(13)	adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions;
(14)	potential impacts of any adverse developments in the banking industry, including the impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto;
(15)	significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities;
(16)	the effects of war or other conflicts including the impacts related to or resulting from Russia’s military action in Ukraine or the conflict in Israel and surrounding areas; and
(17)	other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.

These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in SmartFinancial’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website (www.sec.gov). Undue reliance should not be placed on forward-looking statements.  SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	Ending Balances
	Dec	Sep	Jun	Mar	Dec
	2024	2024	2024	2024	2023
Assets:
Cash and cash equivalents	$387,570	$192,914	$342,835	$477,941	$352,271
Securities available-for-sale, at fair value	482,328	501,336	500,821	474,347	408,410
Securities held-to-maturity, at amortized cost	126,659	127,779	128,996	180,169	281,236
Other investments	14,740	20,352	13,780	13,718	13,662
Loans held for sale	5,996	5,804	3,103	4,861	4,418
Loans and leases	3,906,340	3,717,478	3,574,158	3,477,555	3,444,462
Less: Allowance for credit losses	(37,423)	(35,609)	(34,690)	(34,203)	(35,066)
Loans and leases, net	3,868,917	3,681,869	3,539,468	3,443,352	3,409,396
Premises and equipment, net	91,093	91,055	91,315	92,694	92,963
Other real estate owned	179	179	688	696	517
Goodwill and other intangibles, net	104,723	105,324	105,929	106,537	107,148
Bank owned life insurance	115,917	105,025	84,483	83,957	83,434
Other assets	77,782	77,297	79,591	76,418	75,932
Total assets	$5,275,904	$4,908,934	$4,891,009	$4,954,690	$4,829,387
Liabilities:
Deposits:
Noninterest-bearing demand	$965,552	$863,949	$903,300	$907,254	$898,044
Interest-bearing demand	836,731	834,207	988,057	996,298	1,006,915
Money market and savings	2,039,560	1,854,777	1,901,281	1,952,410	1,812,427
Time deposits	844,640	769,558	524,018	538,159	550,468
Total deposits	4,686,483	4,322,491	4,316,656	4,394,121	4,267,854
Borrowings	8,135	8,997	12,732	9,849	13,078
Subordinated debt	39,684	39,663	42,142	42,120	42,099
Other liabilities	50,141	48,760	47,014	41,804	46,470
Total liabilities	4,784,443	4,419,911	4,418,544	4,487,894	4,369,501
Shareholders' Equity:
Common stock	16,926	16,926	16,926	17,057	16,989
Additional paid-in capital	294,269	293,909	293,586	296,061	295,699
Retained earnings	203,824	195,537	187,751	181,103	173,105
Accumulated other comprehensive loss	(23,671)	(17,349)	(25,798)	(27,425)	(25,907)
Total shareholders' equity attributable to SmartFinancial Inc. and Subsidiary	491,348	489,023	472,465	466,796	459,886
Non-controlling interest - preferred stock of subsidiary	113	—	—	—	—
Total shareholders' equity	491,461	489,023	472,465	466,796	459,886
Total liabilities & shareholders' equity	$5,275,904	$4,908,934	$4,891,009	$4,954,690	$4,829,387

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
	2024	2024	2024	2024	2023	2024	2023
Interest income:
Loans and leases, including fees	$57,951	$54,738	$50,853	$50,020	$48,767	$213,562	$186,479
Investment securities:
Taxable	5,050	5,233	5,320	4,548	4,344	20,151	16,665
Tax-exempt	351	350	353	352	352	1,406	1,418
Federal funds sold and other earning assets	2,744	3,635	4,759	4,863	4,032	16,000	13,481
Total interest income	66,096	63,956	61,285	59,783	57,495	251,119	218,043
Interest expense:
Deposits	27,437	27,350	27,439	27,035	24,926	109,260	84,260
Borrowings	89	709	148	128	162	1,075	936
Subordinated debt	787	865	884	899	890	3,434	2,767
Total interest expense	28,313	28,924	28,471	28,062	25,978	113,769	87,963
Net interest income	37,783	35,032	32,814	31,721	31,517	137,350	130,080
Provision for credit losses	2,135	2,575	883	(440)	1,571	5,153	3,029
Net interest income after provision for credit losses	35,648	32,457	31,931	32,161	29,946	132,197	127,051
Noninterest income:
Service charges on deposit accounts	1,778	1,780	1,692	1,612	1,673	6,862	6,511
Gain (loss) on sale of securities, net	64	—	—	—	—	64	(6,801)
Mortgage banking	541	410	348	280	227	1,579	1,040
Investment services	1,382	1,881	1,302	1,380	1,339	5,945	5,105
Insurance commissions	1,832	1,477	1,284	1,103	1,133	5,696	4,684
Interchange and debit card transaction fees	1,332	1,349	1,343	1,253	1,370	5,277	5,457
Other	2,101	2,242	1,635	2,752	1,837	8,729	6,329
Total noninterest income	9,030	9,139	7,604	8,380	7,579	34,152	22,325
Noninterest expense:
Salaries and employee benefits	19,752	18,448	17,261	16,639	16,275	72,100	65,749
Occupancy and equipment	3,473	3,423	3,324	3,396	3,378	13,617	13,451
FDIC insurance	825	825	825	915	915	3,390	3,156
Other real estate and loan related expense	1,241	460	538	584	781	2,823	2,397
Advertising and marketing	397	327	295	302	336	1,321	1,342
Data processing and technology	2,495	2,519	2,452	2,465	2,458	9,930	9,235
Professional services	1,017	1,201	1,064	924	1,136	4,207	3,443
Amortization of intangibles	601	604	608	612	643	2,425	2,624
Merger related and restructuring expenses	—	—	—	—	—	—	110
Other	2,490	3,039	2,834	2,716	3,773	11,077	11,643
Total noninterest expense	32,291	30,846	29,201	28,553	29,695	120,890	113,150
Income before income taxes	12,387	10,750	10,334	11,988	7,830	45,459	36,226
Income tax expense	2,747	1,610	2,331	2,630	1,640	9,318	7,633
Net income	$9,640	$9,140	$8,003	$9,358	$6,190	$36,141	$28,593
Earnings per common share:
Basic	$0.58	$0.55	$0.48	$0.56	$0.37	$2.16	$1.70
Diluted	$0.57	$0.54	$0.48	$0.55	$0.37	$2.14	$1.69
Weighted average common shares outstanding:
Basic	16,729,509	16,726,658	16,770,819	16,849,735	16,814,647	16,768,956	16,805,068
Diluted	16,863,780	16,839,998	16,850,250	16,925,408	16,918,234	16,875,456	16,911,185

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Three Months Ended
	December 31, 2024			September 30, 2024			December 31, 2023
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Loans and leases, including fees[1]	$3,830,301	$58,188	6.04%	$3,634,808	$54,993	6.02%	$3,408,430	$48,767	5.68%
Taxable securities	554,152	5,050	3.63%	564,978	5,233	3.68%	618,511	4,344	2.79%
Tax-exempt securities[2]	63,309	444	2.79%	63,561	443	2.77%	63,767	445	2.77%
Federal funds sold and other earning assets	233,793	2,745	4.67%	267,252	3,634	5.41%	289,896	4,032	5.52%
Total interest-earning assets	4,681,555	66,427	5.64%	4,530,599	64,303	5.65%	4,380,604	57,588	5.22%
Noninterest-earning assets	407,695			381,306			386,202
Total assets	$5,089,250			$4,911,905			$4,766,806

Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$826,750	3,775	1.82%	$925,307	5,289	2.27%	$974,637	5,631	2.29%
Money market and savings deposits	1,923,265	14,830	3.07%	1,917,301	16,608	3.45%	1,764,826	14,556	3.27%
Time deposits	861,211	8,832	4.08%	560,699	5,453	3.87%	556,996	4,739	3.38%
Total interest-bearing deposits	3,611,226	27,437	3.02%	3,403,307	27,350	3.20%	3,296,459	24,926	3.00%
Borrowings	9,145	89	3.87%	53,592	709	5.26%	13,420	162	4.79%
Subordinated debt	39,672	787	7.89%	40,846	865	8.42%	42,087	890	8.39%
Total interest-bearing liabilities	3,660,043	28,313	3.08%	3,497,745	28,924	3.29%	3,351,966	25,978	3.07%
Noninterest-bearing deposits	889,151			884,938			915,259
Other liabilities	50,884			50,580			50,055
Total liabilities	4,600,078			4,433,263			4,317,280
Shareholders' equity	489,172			478,642			449,526
Total liabilities and shareholders' equity	$5,089,250			$4,911,905			$4,766,806

Net interest income, taxable equivalent		$38,114			$35,379			$31,610
Interest rate spread			2.57%			2.36%			2.14%
Tax equivalent net interest margin			3.24%			3.11%			2.86%

Percentage of average interest-earning assets to average interest-bearing liabilities			127.91%			129.53%			130.69%
Percentage of average equity to average assets			9.61%			9.74%			9.43%

1 Yields computed on tax-exempt loans on a tax equivalent basis include $237 thousand, $255 thousand, and $0 thousand of taxable equivalent income for the quarters ended December 31, 2024, September 30, 2024, and December 31, 2023, respectively.

2 Yields computed on tax-exempt instruments on a tax equivalent basis include $93 thousand, $93 thousand, and $94 thousand of taxable equivalent income for the quarters ended December 31, 2024, September 30, 2024, and December 31, 2023, respectively.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Year Ended
	December 31, 2024			December 31, 2023
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Loans and leases, including fees[1]	$3,607,558	$214,310	5.94%	$3,334,523	$186,479	5.59%
Taxable securities	580,001	20,151	3.47%	713,637	16,665	2.34%
Tax-exempt securities[2]	63,679	1,780	2.80%	64,816	1,795	2.77%
Federal funds sold and other earning assets	300,081	16,000	5.33%	272,864	13,481	4.94%
Total interest-earning assets	4,551,319	252,241	5.54%	4,385,840	218,420	4.98%
Noninterest-earning assets	388,267			370,436
Total assets	$4,939,586			$4,756,276

Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$932,598	21,074	2.26%	$959,639	20,214	2.11%
Money market and savings deposits	1,913,673	64,116	3.35%	1,768,869	50,468	2.85%
Time deposits	623,652	24,070	3.86%	520,799	13,578	2.61%
Total interest-bearing deposits	3,469,923	109,260	3.15%	3,249,307	84,260	2.59%
Borrowings	21,719	1,075	4.95%	17,824	936	5.25%
Subordinated debt	41,184	3,434	8.34%	42,055	2,767	6.58%
Total interest-bearing liabilities	3,532,826	113,769	3.22%	3,309,186	87,963	2.66%
Noninterest-bearing deposits	883,923			958,078
Other liabilities	48,949			46,052
Total liabilities	4,465,698			4,313,316
Shareholders' equity	473,888			442,960
Total liabilities and shareholders' equity	$4,939,586			$4,756,276

Net interest income, taxable equivalent		$138,472			$130,457
Interest rate spread			2.32%			2.32%
Tax equivalent net interest margin			3.04%			2.97%

Percentage of average interest-earning assets to average interest-bearing liabilities			128.83%			132.54%
Percentage of average equity to average assets			9.59%			9.31%

1Yields computed on tax-exempt loans on a tax equivalent basis included $749 thousand and $0 thousand of taxable equivalent income for the year ended December 31, 2024, and 2023, respectively.

2Yields computed on tax-exempt instruments on a tax equivalent basis included $374 thousand and $377 thousand of taxable equivalent income for the year ended December 31, 2024, and 2023, respectively.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	As of and for The Three Months Ended
	Dec	Sep	Jun	Mar	Dec
	2024	2024	2024	2024	2023
Composition of Loans and Leases:
Commercial real estate:
Owner occupied	$867,678	$868,077	$829,085	$804,557	$798,416
Non-owner occupied	1,080,404	1,031,708	986,278	938,648	940,789
Commercial real estate, total	1,948,082	1,899,785	1,815,363	1,743,205	1,739,205
Commercial & industrial	775,620	731,600	701,460	667,903	645,918
Construction & land development	361,735	315,006	294,575	321,860	327,185
Consumer real estate	741,836	690,504	678,331	659,209	649,867
Leases	64,878	67,052	70,299	71,909	68,752
Consumer and other	14,189	13,531	14,130	13,469	13,535
Total loans and leases	$3,906,340	$3,717,478	$3,574,158	$3,477,555	$3,444,462

Asset Quality and Additional Loan Data:
Nonperforming loans and leases	$7,872	$9,491	$6,642	$6,266	$8,101
Other real estate owned	179	179	688	696	517
Other repossessed assets	2,037	2,949	2,645	2,033	1,117
Total nonperforming assets	$10,088	$12,619	$9,975	$8,995	$9,735
Modified loans and leases[1] not included in nonperforming loans and leases	$3,989	$4,053	$4,241	$4,413	$4,245
Net charge-offs to average loans and leases (annualized)	0.02%	0.15%	0.05%	0.09%	0.04%
Allowance for credit losses to loans and leases	0.96%	0.96%	0.97%	0.98%	1.02%
Nonperforming loans and leases to total loans and leases, gross	0.20%	0.26%	0.19%	0.18%	0.24%
Nonperforming assets to total assets	0.19%	0.26%	0.20%	0.18%	0.20%

Capital Ratios:
Equity to Assets	9.32%	9.96%	9.66%	9.42%	9.52%
Tangible common equity to tangible assets (Non-GAAP)[2]	7.48%	7.99%	7.66%	7.43%	7.47%

SmartFinancial, Inc.[3]
Tier 1 leverage	8.33%	8.44%	8.32%	8.23%	8.27%
Common equity Tier 1	9.83%	10.06%	10.06%	10.20%	10.14%
Tier 1 capital	9.83%	10.06%	10.06%	10.20%	10.14%
Total capital	11.17%	11.62%	11.68%	11.85%	11.78%

SmartBank	Estimated[4]
Tier 1 leverage	8.98%	9.17%	9.11%	9.07%	9.18%
Common equity Tier 1	10.58%	10.92%	11.02%	11.23%	11.26%
Tier 1 capital	10.58%	10.92%	11.02%	11.23%	11.26%
Total capital	11.36%	11.69%	11.79%	12.00%	12.02%

1Borrowers that have experienced financial difficulty.

2Total common equity less intangibles divided by total assets less intangibles. See reconciliation of Non-GAAP measures.

3All periods presented are estimated.

4 Current period capital ratios are estimated as of the date of this earnings release.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	As of and for The					As of and for The
	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
	2024	2024	2024	2024	2023	2024	2023
Selected Performance Ratios (Annualized):
Return on average assets	0.75%	0.74%	0.66%	0.77%	0.52%	0.73%	0.60%
Return on average shareholders' equity	7.84%	7.60%	6.90%	8.16%	5.46%	7.63%	6.45%
Return on average tangible common equity¹	9.99%	9.75%	8.94%	10.63%	7.18%	9.82%	8.55%
Noninterest income / average assets	0.71%	0.74%	0.63%	0.69%	0.63%	0.69%	0.47%
Noninterest expense / average assets	2.52%	2.50%	2.41%	2.35%	2.47%	2.45%	2.38%
Efficiency ratio	68.98%	69.83%	72.25%	71.20%	75.95%	70.49%	74.24%

Operating Selected Performance Ratios (Annualized):
Operating return on average assets[1]	0.75%	0.74%	0.64%	0.69%	0.57%	0.71%	0.72%
Operating PPNR return on average assets[1]	1.13%	1.08%	0.90%	0.84%	0.86%	0.99%	0.99%
Operating return on average shareholders' equity[1]	7.80%	7.60%	6.72%	7.29%	6.07%	7.36%	7.77%
Operating return on average tangible common equity[1]	9.94%	9.75%	8.70%	9.49%	7.98%	9.48%	10.29%
Operating efficiency ratio[1]	68.58%	69.28%	72.13%	73.50%	73.41%	70.72%	70.26%
Operating noninterest income / average assets[1]	0.70%	0.74%	0.60%	0.58%	0.63%	0.66%	0.61%
Operating noninterest expense / average assets[1]	2.52%	2.50%	2.41%	2.35%	2.39%	2.45%	2.36%

Selected Interest Rates and Yields:
Yield on loans and leases, excluding loan fees, FTE	5.95%	5.95%	5.80%	5.71%	5.61%	5.86%	5.43%
Yield on loans and leases, FTE	6.04%	6.02%	5.87%	5.82%	5.68%	5.94%	5.59%
Yield on earning assets, FTE	5.64%	5.65%	5.52%	5.36%	5.22%	5.54%	4.98%
Cost of interest-bearing deposits	3.02%	3.20%	3.23%	3.16%	3.00%	3.15%	2.59%
Cost of total deposits	2.43%	2.54%	2.56%	2.52%	2.35%	2.51%	2.00%
Cost of interest-bearing liabilities	3.08%	3.29%	3.29%	3.23%	3.07%	3.22%	2.66%
Net interest margin, FTE	3.24%	3.11%	2.97%	2.85%	2.86%	3.04%	2.97%

Per Common Share:
Net income, basic	$0.58	$0.55	$0.48	$0.56	$0.37	$2.16	$1.70
Net income, diluted	0.57	0.54	0.48	0.55	0.37	2.14	1.69
Operating earnings, basic¹	0.57	0.55	0.47	0.50	0.41	2.08	2.05
Operating earnings, diluted¹	0.57	0.54	0.46	0.49	0.41	2.07	2.03
Book value	29.04	28.89	27.91	27.37	27.07	29.04	27.07
Tangible book value¹	22.85	22.67	21.66	21.12	20.76	22.85	20.76
Common shares outstanding	16,925,672	16,926,374	16,925,902	17,056,704	16,988,879	16,925,672	16,988,879

¹Non-GAAP measure. See reconciliation of Non-GAAP measures.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended					Year Ended
	Dec	Sep	Jun	Mar	Dec	Dec	Dec
	2024	2024	2024	2024	2023	2024	2023
Operating Earnings:
Net income (GAAP)	$9,641	$9,140	$8,003	$9,358	$6,190	$36,141	$28,593
Noninterest income:
Securities (gains) losses, net	(64)	—	—	—	—	(64)	6,801
Gain on sale of former branch building	—	—	(283)	(1,346)	—	(1,629)	—
Noninterest expenses:
Donation of a former branch location	—	—	—	—	250	—	250
Accruals for pending litigation	—	—	—	—	675	—	675
Merger related and restructuring expenses	—	—	—	—	—	—	110
Income taxes:
Income tax effect of adjustments	17	—	73	348	(239)	437	(2,024)
Operating earnings (Non-GAAP)	$9,594	$9,140	$7,793	$8,360	$6,876	$34,885	$34,405
Operating earnings per common share (Non-GAAP):
Basic	$0.57	$0.55	$0.47	$0.50	$0.41	$2.08	$2.05
Diluted	0.57	0.54	0.46	0.49	0.41	2.07	2.03

Operating Noninterest Income:
Noninterest income (GAAP)	$9,030	$9,139	$7,604	$8,380	$7,579	$34,152	$22,325
Securities (gains) losses, net	(64)	—	—	—	—	(64)	6,801
Gain on sale of former branch building	—	—	(283)	(1,346)	—	(1,629)	—
Operating noninterest income (Non-GAAP)	$8,966	$9,139	$7,321	$7,034	$7,579	$32,459	$29,126
Operating noninterest income (Non-GAAP)/average assets[1]	0.70%	0.74%	0.60%	0.58%	0.63%	0.66%	0.61%

Operating Noninterest Expense:
Noninterest expense (GAAP)	$32,291	$30,846	$29,201	$28,553	$29,695	$120,890	$113,150
Donation of a former branch location	—	—	—	—	(250)	—	(250)
Accruals for pending litigation	—	—	—	—	(675)	—	(675)
Merger related and restructuring expenses	—	—	—	—	—	—	(110)
Operating noninterest expense (Non-GAAP)	$32,291	$30,846	$29,201	$28,553	$28,770	$120,890	$112,115
Operating noninterest expense (Non-GAAP)/average assets[2]	2.52%	2.50%	2.41%	2.35%	2.39%	2.45%	2.36%

Operating Pre-provision Net revenue ("PPNR") Earnings:
Net interest income (GAAP)	$37,783	$35,032	$32,814	$31,721	$31,517	$137,350	$130,080
Operating noninterest income (Non-GAAP)	8,966	9,139	7,321	7,034	7,579	32,459	29,126
Operating noninterest expense (Non-GAAP)	(32,291)	(30,846)	(29,201)	(28,553)	(28,770)	(120,890)	(112,115)
Operating PPNR earnings (Non-GAAP)	$14,458	$13,325	$10,934	$10,202	$10,326	$48,919	$47,091

Non-GAAP Return Ratios:
Operating return on average assets (Non-GAAP)[3]	0.75%	0.74%	0.64%	0.69%	0.57%	0.71%	0.72%
Operating PPNR return on average assets (Non-GAAP)[4]	1.13%	1.08%	0.90%	0.84%	0.86%	0.99%	0.99%
Return on average tangible common equity (Non-GAAP)[5]	9.99%	9.75%	8.93%	10.63%	7.18%	9.82%	8.55%
Operating return on average shareholders' equity (Non-GAAP)[6]	7.80%	7.60%	6.72%	7.29%	6.07%	7.36%	7.77%
Operating return on average tangible common equity (Non-GAAP)[7]	9.94%	9.75%	8.70%	9.49%	7.98%	9.48%	10.29%

Operating Efficiency Ratio:
Efficiency ratio (GAAP)	68.98%	69.83%	72.25%	71.20%	75.95%	70.49%	74.24%
Adjustment for taxable equivalent yields	(0.49)%	(0.55)%	(0.63)%	(0.17)%	(0.18)%	(0.46)%	(0.18)%
Adjustment for securities gains (losses)	0.09%	—%	—%	—%	—%	0.03%	(3.17)%
Adjustment for sale of branch location	—%	—%	0.51%	2.46%	—%	0.66%	—%
Adjustment for donation of a former branch location	—%	—%	—%	—%	(0.64)%	—%	(0.16)%
Adjustment for accruals for pending litigation	—%	—%	—%	—%	(1.72)%	—%	(0.44)%
Adjustment for merger related income and costs	—%	—%	—%	—%	—%	—%	(0.03)%
Operating efficiency ratio (Non-GAAP)	68.58%	69.28%	72.13%	73.50%	73.41%	70.72%	70.26%

1Operating noninterest income (Non-GAAP) is annualized and divided by average assets.

2Operating noninterest expense (Non-GAAP) is annualized and divided by average assets.

3Operating return on average assets (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average assets.

4Operating PPNR return on average assets (Non-GAAP) is the annualized operating PPNR earnings (Non-GAAP) divided by average assets.

5Return on average tangible common equity (Non-GAAP) is the annualized net income divided by average tangible common equity (Non-GAAP).

6Operating return on average shareholders’ equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average equity.

7Operating return on average tangible common equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP).

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended
	Dec	Sep	Jun	Mar	Dec
	2024	2024	2024	2024	2023
Tangible Common Equity:
Shareholders' equity (GAAP)	$491,461	$489,023	$472,465	$466,796	$459,886
Less goodwill and other intangible assets	104,723	105,324	105,929	106,537	107,148
Tangible common equity (Non-GAAP)	$386,738	$383,699	$366,536	$360,259	$352,738

Average Tangible Common Equity:
Average shareholders' equity (GAAP)	$489,172	$478,642	$466,371	$461,148	$449,526
Less average goodwill and other intangible assets	105,093	105,701	106,301	106,920	107,551
Average tangible common equity (Non-GAAP)	$384,079	$372,941	$360,070	$354,228	$341,975

Tangible Book Value per Common Share:
Book value per common share (GAAP)	$29.04	$28.89	$27.91	$27.37	$27.07
Adjustment due to goodwill and other intangible assets	(6.19)	(6.22)	(6.25)	(6.25)	(6.31)
Tangible book value per common share (Non-GAAP)[1]	$22.85	$22.67	$21.66	$21.12	$20.76

Tangible Common Equity to Tangible Assets:
Total Assets (GAAP)	$5,275,904	$4,908,934	$4,891,009	$4,954,690	$4,829,387
Less goodwill and other intangibles	104,723	105,324	105,929	106,537	107,148
Tangible Assets (Non-GAAP)	$5,171,181	$4,803,610	$4,785,080	$4,848,153	$4,722,239
Tangible common equity to tangible assets (Non-GAAP)	7.48%	7.99%	7.66%	7.43%	7.47%

1Tangible book value per share (Non-GAAP) is computed by dividing total shareholders’ equity, less goodwill and other intangible assets, by common shares outstanding.